UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2023

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
______________________________________________________

Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11766 Wilshire Blvd., Suite 1670
Los Angeles, California 90025
(Address of principal executive offices)

Registrant’s telephone number, including area code: (424) 208-8100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On August 28, 2023, 1180 Raymond Urban Renewal, LLC (“Raymond Borrower”), Pacific Oak SOR Austin Suburban Portfolio, LLC (“Austin Borrower”), Pacific Oak SOR II Oakland City Center, LLC (“Oakland Borrower”), and Pacific Oak SOR Marquette Plaza, LLC (“Marquette Borrower”, and together, the “Borrowers”) entered into an amended and restated loan agreement (the “Secured Facility”) with Bank of America, N.A., (“Administrative Agent”), as administrative agent for other financial institutions (“Lenders”). The Secured Facility provides for a loan in the aggregate principal amount of approximately $188.0 million, secured by four properties owned by the Borrowers (the “Properties”, described below). The Borrowers are indirect wholly owned subsidiaries of Pacific Oak Strategic Opportunity REIT, Inc. (the “Company”).
The Secured Facility refinances four existing secured loans to the Borrowers to combine them into one loan. The Secured Facility amends and restates Marquette Borrower’s existing loan agreement by increasing the aggregate commitment from $60.5 million to $188.0 million, and making an additional advance in the amount of $127.5 million; joining Raymond Borrower, Austin Borrower, and Oakland Borrower as co-borrowers; extending the term of the existing Marquette loan; accepting the three properties owned by Raymond Borrower, Austin Borrower, and Oakland Borrower as additional collateral; and making certain other modifications as described in the Secured Facility. The additional advance of $127.5 million is to be used to repay the existing loans to Raymond Borrower, Austin Borrower, and Oakland Borrower. There are no net proceeds from this refinance.
The Secured Facility has an initial scheduled maturity date of September 1, 2026, followed by two 1-year extension options upon the satisfaction of certain conditions. The Secured Facility may be prepaid in full at any time without prepayment premium.
The Secured Facility bears interest at the one-month Bloomberg Short-Term Bank Yield Index rate (“BSBY”) plus 275 basis points per annum through the maturity date. In addition to the interest due monthly, the Secured Facility provides for monthly amortization payments of $0.7 million, as well as two specified principal payments on the loan. On or before December 1, 2023, a $10.0 million paydown is due, followed by an additional $10.0 million paydown due on or before December 1, 2024. In addition, at closing the Borrower remitted approximately $10.0 million to paydown the Secured Facility.
The Secured Facility is secured by first priority mortgages, deeds of trust or similar security instruments, assignments of leases and rents and security interests in the following properties owned through the Borrowers (collectively, the “Properties,” and each, a “Property”): 1180 Raymond (Newark, New Jersey), The Marq (Minneapolis, Minnesota), Oakland City Center (Oakland, California), and Park Centre (Austin, Texas) owned through Raymond Borrower, Marquette Borrower, Oakland Borrower, and Austin Borrower, respectively. From and after closing, one or more of the Properties may be released from the Secured Facility subject to the satisfaction of certain conditions, including the payment of the applicable release price for the property at issue, which is to be applied to the outstanding principal balance of the loan. Further, each Property is cross-collateralized with the other properties under the Secured Facility such that in event of default with respect to any Borrower or any Property under the Secured Facility, the Administrative Agent may realize on the collateral for any Property or Borrower (not just the Property or Borrower that caused the default) in satisfaction of the same.
The Administrative Agent may exercise certain rights under the loan documents, including the right to accelerate payment of the entire balance of the loan, upon the occurrence of events of default. The loan documents contain customary events of default with corresponding grace periods, including, without limitation, payment defaults, bankruptcy-related defaults and defaults caused by a failure by the Borrowers to perform certain of their obligations under the loan documents. The loan documents also contain customary financial, leasing and environmental covenants, and cash management requirements regarding the management and maintenance of the Properties and maintenance of insurance on the Properties, transfer restrictions and limitations on the incurrence of debt and granting of liens.
The Borrowers are required to pay certain fees and expenses in connection with the Secured Facility.
In addition, Pacific Oak SOR Properties, LLC (“Guarantor”), an indirect wholly owned subsidiary of the Company, agreed to amend and restate an existing guaranty agreement (the “Amended and Restated Guaranty”) in connection with the Secured Facility. Under the Amended and Restated Guaranty, Guarantor guarantees the payment of (i) the December 1, 2023 $10.0 million paydown, including any interest prior to that paydown; (ii) all principal and interest following the occurrence of a triggering event described in the Amended and Restated Guaranty, such as an unpermitted transfer or Borrowers’ bankruptcy, and (iii) all amounts owed under an amended and restated environmental indemnity agreement between Borrowers and Administrative Agent, dated as of August 28, 2023, relating to environmental matters. In addition, Guarantor guarantees payment of and agrees to protect, defend, indemnify and hold harmless Administrative Agent and each Lender from any loss they suffer as a result of misappropriation of funds by Borrowers, Borrowers’ failure to maintain required insurance (subject to certain conditions), waste, or fraud or intentional misrepresentation by Borrowers or Guarantor in connection with the loan documents.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 is hereby incorporated by reference to this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

Dated: August 31, 2023	BY:	/s/ Michael A. Bender
Michael A. Bender
Chief Financial Officer, Treasurer and Secretary